                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) February 29, 2000.


                      TREATS INTERNATIONAL ENTERPRISES INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                ----------------------------------------------
                (State or other jurisdiction of incorporation)

         0-21418                                          13-3495199
------------------------                      ---------------------------------
(Commission File Number)                      (IRS Employer Identification No.)

418 PRESTON STREET, OTTAWA, ONTARIO, CANADA                 K1S 4N2
-------------------------------------------               ----------
 (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code (613) 563-4073

                                     N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 1                CHANGE IN CONTROL OF REGISTRANT

3722121 Canada Inc., ("3722121") a company incorporated under the laws of Canada, has notified the management of Treats International Enterprises, Inc. ("TIEI") that it has, on February 29, 2000, acquired the holdings of the Royal Bank of Canada and its wholly owned subsidiary The Royal Bank Capital Corporation (collectively "RBCC") in TIEI.

RBCC was the single largest shareholder of TIEI as well as its largest creditor.

Specially 3722121 acquired from RBCC

- Subordinated debenture in the amount of $1,129,562 plus accrued and unpaid interest at 8% per annum since June 30, 1996. The current value of the debenture is approximately $1.5 million.

-    5,409,825 non-voting, convertible, series A preference shares.

-    7,207,760 common shares

Concurrent with 3722121's acquisition of RBCC's holdings in TIEI, the parties executed mutual releases, including releases pertaining to several outstanding actions in Ontario Court (General Division) between TIEI, RBCC and a group of common shareholders.

Shareholders of 3722121 include Mr. Paul J. Gibson, President and Chief Executive Officer of TIEI, John A. Deknatel, Chief Operating Officer of TIEI, and a number of other common shareholders in TIEI. Neither Mr. Gibson, nor Mr. Deknatel are officers or directors of 3722121.

3722121 has notified the management of TIEI that it has restructured the terms and conditions of the debt instrument it holds in TIEI as follows:

- The accrued and unpaid interest of the subordinated debenture has been forgiven and the subordinated debenture has been restructured to accrue interest at a rate of 4% per annum, payable monthly. The debenture will be due on March 1, 2007.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREATS INTERNATIONAL ENTERPRISES INC.


By: /s/ JOHN A. DEKNATEL                                  Dated: March 1, 2000
   ----------------------                                       ---------------
    Chief Operating Officer